Exhibit 10.41

THIRD AMENDMENT TO

REAL ESTATE SALE AGREEMENT

THIS THIRD AMENDMENT TO REAL ESTATE SALE AGREEMENT (this “Amendment”)

is entered into effective as of September_, 2023, by and between DONNELLEY FINANCIAL, LLC, a Delaware limited liability company (“Seller”), and ASPIRANT PARTNERS LLC, an Arizona limited liability company (“Buyer”).

RECITALS:

WHEREAS, Buyer and Seller entered into that certain Real Estate Sale Agreement dated as of August 30, 2022 (as amended by a First Amendment dated November 28, 2022, and a Second Amendment dated January 9, 2023, collectively, the “Agreement”), with respect to certain real property and the improvements situated thereon located in 1500 N. Central Avenue, Phoenix, Arizona (APN # 111-33-150A and 111-33-151 ), as more particularly described in the Agreement (the “Property”); and

WHEREAS, Seller and Buyer desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants of Seller and Buyer and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Seller and Buyer hereby agree as follows:

1. Incorporation of Recitals; Capitalized Terms. The Recitals set forth above are hereby incorporated herein to the same extent as if fully set forth herein. All capitalized terms stated herein shall have the same meanings as ascribed to them in the Agreement unless otherwise defined.

2.
Modification to Agreement.

(a)
The second to last sentence of Section 4(b) of the Agreement is hereby deleted in its entirety and replaced with the following two sentences: "No later than September 24, 2023, if Purchaser desires to extend the Entitlement Period for an additional period through October 24, 2023, Purchaser shall provide written notice to Seller and wire to Seller One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “First Extension Fee”), in consideration of the first extension of the Entitlement Period, which fee shall be earned in full and non-refundable in all events once paid to Seller except in the event of termination of this Agreement by Purchaser in accordance with the provisions of Section 17(b) due to an uncured default by Seller under this Agreement. No later than October 24, 2023, if Purchaser desires to extend the Entitlement Period for an additional period, through November 24, 2023, Purchaser shall provide written notice to Seller and wire to Seller One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Second Extension Fee”, and together with the First Extension Fee, the “Extension Fees”), in consideration of the second extension of the Entitlement Period, which fee shall be earned in full and non-refundable in all events once paid to Seller except in the event of termination of this Agreement by Purchaser in accordance with the provisions of Section l 7(b) due to an uncured default by Seller under this Agreement.

(b)
The proviso in Section 10(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following: “provided, that, the Closing Date shall be scheduled no later than October 24, 2023 or, (i) if the first extension of the Entitlement Period is exercised, November 23, 2023, and (ii) if the second extension of the Entitlement Period is exercised, December 22, 2023.”

(c)
Exhibit E which is attached hereto is added as a new Exhibit E to the Agreement and is titled “Nonrefundable Deposit Schedule, Extension and Final Payments.” For the avoidance of doubt, among other things, Exhibit E reflects (i) a deposit summary with respect to the Earnest Money and portions thereof constituting the Nonrefundable Deposit, (ii) the final payments due to Seller at transaction close (which amounts do not include $50,000 Earnest Money), (iii) Purchaser extension options, and (iv) an increase in the Purchase Price for the $25,000 signing deposit and Extension Fees, with a corresponding credit against such increased price for the signing deposit and extension payments paid by Buyer.

3. Ratification of Agreement. Except as modified by this Amendment, all of the terms and provisions of the Agreement are hereby ratified and confirmed by Seller and Buyer and shall remain in full force and effect.

4. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument. To facilitate execution of this Amendment, the parties may execute and exchange by email pdf counterparts of the signature pages, which shall constitute originals for all purposes under this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the date first above written.

SELLER:

DONNELLEY FINANCIAL, LLC,

a Delaware limited liability company

By: /s/ Jons S. Besch

Name: Jons S. Besch

Title: Chief Operations and Production Officer

BUYER:

ASPIRANT PARTNERS LLC,

an Arizona limited liability company

By: /s/ Geoff Jacobs

Name: Geoff Jacobs

Title: Authorized Agent

Exhibit E

## Phoenix Sale - Deposit Summary

| Date | Day | Days (Total) | Milestone | Escrow Deposit | DFIN Payment (Non-Refundable) | Extension Option (Non-Refundable) | Commitment Fee |
|---|---|---|---|---|---|---|---|
| | | | | PSA - Amendment 2 - 1/9/2023 | | | |
| 1-Aug-22 | 0 | 0 | LOI Signed | $ - | $ - | | |
| 30-Aug-22 | 29 | 29 | PSA Signed / 1st Deposit | $ 250,000 | $ - | | $ 25,000 |
| 29-Sep-22 | 30 | 59 | Due Diligence / Inspection - 90 Days | $ - | $ - | | |
| 29-Oct-22 | 30 | 89 | | $ - | $ - | | |
| 28-Nov-22 | 30 | 119 | | $ - | $ 25,000 | | |
| 28-Dec-22 | 30 | 149 | Entitlement Period/Transaction Closing/Extensions | $ - | $ - | | |
| 9-Jan-23 | 12 | 161 | | $ - | $ 100,000 | | |
| 10-Jan-23 | 1 | 162 | | $ 150,000 | $ - | | |
| 27-Jan-23 | 17 | 179 | | $ - | $ 25,000 | | |
| 26-Feb-23 | 30 | 209 | | $ - | $ 50,000 | | |
| 28-Mar-23 | 30 | 239 | | $ 150,000 | $ 50,000 | | |
| 27-Apr-23 | 30 | 269 | | $ - | $ 50,000 | | |
| 27-May-23 | 30 | 299 | | $ - | $ 50,000 | | |
| 26-Jun-23 | 30 | 329 | | $ - | $ 50,000 | | |
| 26-Jul-23 | 30 | 359 | | $ - | $ 50,000 | | |
| 25-Aug-23 | 30 | 389 | | $ - | $ 50,000 | | |
| 24-Sep-23 | 30 | 419 | | $ - | $ - | $ 100,000 | |
| 24-Oct-23 | 30 | 449 | | $ - | Initial Deal Close | $ 100,000 | |
| 23-Nov-23 | 30 | 479 | | $ - | $ - | $ ~~100,000~~ | |
| 22-Dec-23 | 29 | 508 | | $ - | $ - | Deal Ext. Close | |
| | | | **TOTALS** | **$ 550,000** | **$ 500,000** | **$ 200,000** | **$ 25,000** |

| | Closing Date | Sale Price | Payments to DFIN | Remaing Amount to DFIN |
|---|---|---|---|---|
| Initial Deal Close | 10/24/2023 | $ 13,025,000 | $ 525,000 | $ 12,500,000 |
| Deal Ext. Close 1 | 11/23/2023 | $ 13,125,000 | $ 625,000 | $ 12,500,000 |
| Deal Ext. Close 2 | 12/22/2023 | $ 13,225,000 | $ 725,000 | $ 12,500,000 |